PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	October 30,	October 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$189,928	$98,945
Accounts receivable	85,540	82,951
Inventories	22,100	15,502
Other current assets	7,639	8,404

Total current assets	305,207	205,802

Property, plant and equipment, net	368,680	369,814
Investment in joint venture	79,984	61,127
Intangible assets, net	42,462	47,748
Other assets	21,521	19,388

	$817,854	$703,879

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$5,583	$11,467
Accounts payable and accrued liabilities	90,318	107,762

Total current liabilities	95,901	119,229

Long-term borrowings	152,577	78,852
Other liabilities	9,620	9,855

Equity	559,756	495,943

	$817,854	$703,879